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                                                                  Exhibit 23.1



                          CONSENT OF ERNST & YOUNG LLP


We consent to the incorporation by reference in the Registration Statement on Form S-8 of USA Networks, Inc., formerly known as HSN, Inc., pertaining to the HSN, Inc. 1997 Stock and Annual Incentive Plan and the HSN, Inc. Retirement Savings Plan of our report dated March 13, 1998, with respect to the consolidated financial statements and schedule of USA Networks, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


/s/ ERNST & YOUNG LLP


New York, New York
March 25, 1998